EXHIBIT 10.1

FORM OF SUBSCRIPTION AGREEMENT

Emmaus Life Sciences, Inc.

21250 Hawthorne Blvd.

Suite 800

Torrance, CA 90503

Ladies and Gentlemen:

1.             Subscription.  The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from Emmaus Life Sciences, Inc., a Delaware corporation (the “Company”), the number of common stock, par value $0.001 (USD) per share (the “Shares”) set forth on the signature page hereof at a purchase price of $4.50 (USD) per Share.

This subscription is submitted by the Purchaser in accordance with and subject to the terms and conditions described in this subscription agreement (this “Subscription Agreement”), relating to the private placement offering (the “Offering”) by the Company of up to $40,000,000 in aggregate purchase price of Shares (the “Maximum Amount”) and not less than $1,600,000 of Shares in the First Closing (as defined below) and not less than $8,000,000 of Shares in the first subsequent Closing following the First Closing, provided that the Company may, in its discretion, accept a lesser number of Shares in connection with any Closing.  The minimum purchase amount per Purchaser is eleven thousand one hundred and twelve Shares (11,112) ($50,000), provided that the Company may, in its discretion, accept subscriptions for a lesser number of Shares.

Upon the basis of the representations and warranties, and subject to the terms and conditions, set forth herein, the Company agrees to issue and sell the Shares to the Purchaser at the applicable Closing for the aggregate purchase price set forth on the signature page hereto (the “Subscription Price”).

2.             Payment.  The Purchaser encloses herewith a check payable to, or will make a wire transfer payment to, “Emmaus Life Sciences, Inc.” in the full amount of the purchase price of the Shares being subscribed for.  Wire transfer instructions are set forth on the instruction page accompanying this Subscription Agreement.  Such funds will be held for the Purchaser’s benefit, and will be returned promptly, without interest or offset, if the Purchaser’s subscription is not accepted by the Company for any reason or no reason or the Offering is terminated pursuant to its terms by the Company prior to the applicable Closing (as hereinafter defined).

3.             Deposit of Funds.  All payments made as provided in Section 2 above shall be deposited by the Company in a segregated non-interest-bearing account until the earliest to occur of: (a) the Closing (herein defined) of the sale of the Shares being purchased pursuant to this Subscription Agreement in accordance with the Offering terms, (b) the rejection of such subscription or (c) the termination of the Offering by the Company.  The Company may continue to offer and sell the Shares and conduct additional closings for the sale of additional Shares after the initial closing of the Offering (the “First Closing” and, together with subsequent closings, the “Closings” and each a “Closing”) and until the termination of the Offering.  In the event that the Company does not effect a closing of the Offering on or before January 31, 2016 (the “Initial Offering Period”), which period may be extended without notice to Purchasers by the Company, in its discretion to a date no later than earlier of (i) the date on which the Maximum Amount has been reached, (ii) the termination of the offering by the Company or (iii) April 6, 2016 (the “Termination Date,” with this additional period, together with the Initial Offering Period, being referred to herein as the “Offering Period”), the Company will refund all subscription funds, without deduction, offset and/or interest accrued thereon, and will return the subscription documents to each Purchaser.  If the Company rejects a subscription, either in whole or in part (which decision is in its sole discretion), the rejected subscription funds or the rejected portion thereof will be returned promptly to such Purchaser without interest accrued thereon.  The Purchaser understands and agrees that this subscription is made subject to the condition that the Shares to be issued and delivered on account of this subscription will be issued only in the name of and delivered only to the Purchaser.

4.             Acceptance of Subscription.  The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Shares, in whole or in part, and for any reason or no reason, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription.  The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement.  If this subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect.  If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

5.             Representations and Warranties, Acknowledgments, and Agreements.

5.1       Of the Purchaser.  The Purchaser hereby acknowledges, represents, warrants and agrees to and with the Company as follows:

(a)             The Purchaser is aware that an investment in the Shares involves a significant degree of risk, and has carefully read the Company’s periodic and current reports filed with the United States Securities and Exchange Commission (“SEC” or “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder and, in particular, acknowledges that the Company is a development stage company in a highly competitive business with limited assets and minimal revenues to date; and, having had access to or having been furnished with all such information or documents as the Purchaser has considered necessary (including, without limitation, such filings with the SEC), has concluded that it is able to bear those risks.

(b)             The offering and sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and the provisions of Regulation D promulgated thereunder (“Regulation D”), based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement, including, without limitation, the investor certification (“Investor Certification”) immediately following the signature page of this Subscription Agreement.

(c)             The Purchaser, as set forth in the Investor Certification attached hereto, as of the date hereof is an “accredited investor” as that term is defined in Regulation D (an “Accredited Investor”).

(d)             The Purchaser acknowledges that it has completed the Investor Certification attached hereto, and that the information contained in such Investor Certification is complete and accurate as of the date hereof.

(e)             Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser’s attorneys, accountants, purchaser representatives and/or tax advisors, if any (collectively, the “Advisors”), have received all documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein.

(f)              The Purchaser acknowledges that neither the SEC nor any state securities commission or other regulatory authority has approved the Shares or passed upon or endorsed the merits of the offering of the Shares.

(g)             Upon Purchaser’s request, all documents, records, and books reasonably available to the Company without additional cost or expense pertaining to the investment in the Shares have been made available for inspection by such Purchaser and its Advisors, if any.

(h)             The Purchaser and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Shares, the business and financial condition of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisors, if any.

(i)              In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as set forth in this Subscription Agreement, the Company’s publicly available filings with the SEC and any information statement provided by the Company expressly for the purpose of supplementing such disclosures (each, an “Information Statement”); provided, that the Purchaser acknowledges and agrees that the Company is not presently current in its SEC filings and has not filed any SEC reports, and makes no representation or warranty with respect to, any information with respect to the Company after March 31, 2015 unless provided in an Information Statement.

(j)              In connection with the Offering and sale of the Shares, Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering of the Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any registration statement relating to the offering and sale of securities of the Company filed with the SEC prior to the date hereof, or any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites), and is not subscribing for the Shares and did not become aware of the Offering of the Shares through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally, and did not become aware of the Offering of the Shares through or as a result of any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being offered.

(k)             Except as previously disclosed in writing to the Company, the Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby and, in turn, to be paid to its selected dealers, and in all instances the Purchaser shall be solely liable for any such fees and shall indemnify the Company with respect thereto pursuant to Section 6 of this Subscription Agreement.

(l)              The Purchaser, together with its Advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Shares and the Company and to make an informed investment decision with respect thereto.

(m)            The Purchaser is not relying on the Company or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Shares, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisors, if any, whom the Purchaser has deemed necessary or appropriate in connection with its purchase of the Shares.

(n)             The Purchaser is acquiring the Shares solely for such Purchaser’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof in violation of any applicable securities laws, in whole or in part.  The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Shares, and the Purchaser has no plans to enter into any such agreement or arrangement.  In addition, the Purchaser (i) does not presently have any agreement, plan or understanding, directly or indirectly, with any person or entity to distribute or effect any distribution of any of the securities included in the Shares (or any securities which are derivatives thereof) or through any person or entity, (ii) is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer; and (iii) during the period of five (5) business days immediately prior to the execution of this agreement or the closing of its purchase of Shares, the Purchaser, did not, and from such date and through the expiration of the 90th day following the date hereof will not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option, or equity swap transaction in or with respect to the Company’s Common Stock or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Shares by the Purchaser.

(o)             The Shares may not be pledged or otherwise transferred or assigned to a third party as security for a margin loan or other loan at any time prior to the earliest of (i) the date the Common Stock of the Company is listed for trading on a national securities exchange, (ii) the date the Common Stock of the Company is quoted on an automated quotation system, (iii) the date the Common Stock of the Company listed or quoted for trading on the OTC Bulletin Board, or (iv) the date prices for the Common Stock are first reported in the “Pink Sheets” published by OTC Link LCC (or a similar organization or agency succeeding to its functions of reporting prices). Notwithstanding any provision herein to the contrary, the Company shall not be required to register any of the Shares (in whole or in part) in the name of any person who acquired such Shares, whether in whole or in part or directly or indirectly.

(p)             The Purchaser understands that because (i) the securities included in the Shares are “restricted securities” and have not been registered under the Securities Act and may not be offered for sale, sold, hypothecated or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or exemptions from the registration requirements therefrom are available, and (ii) if any transfer of the securities included in the Shares is to be made in reliance on an exemption under the Securities Act, the Company may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to such exemption, the Purchaser must bear the substantial economic risks of the investment in the Shares indefinitely; and so long as the Company deems appropriate legends shall be placed on the securities included in the Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws, which legends shall be in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND PARALLEL STATE EXEMPTIONS THEREFROM, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED FOR VALUE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR

IN A TRANSACTION (INCLUDING, WITHOUT LIMITATION, A PLEDGE IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES WHERE THE PLEDGEE ACKNOWLEDGES THE RESTRICTIONS ON TRANSFER OF SUCH SECURITIES) NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

Appropriate notations will be made in the Company’s stock books to the effect that the securities included in the Shares have not been registered under the Securities Act or applicable state securities laws.  Stop transfer instructions will be placed with the transfer agent, if any, of the Shares.  There can be no assurance that there will be any market for resale of the Shares nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future.

(q)             No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or any of the Purchaser’s affiliates is required for the execution of this Agreement or the performance of the Purchaser’s obligations hereunder, including, without limitation, the Purchase of the Shares by the Purchaser.

(r)              The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Shares for an indefinite period of time.

(s)              The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; or (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Shares, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound

(t)              If an entity, the Purchaser has its principal place of business or, if a natural person, the Purchaser has its primary residence, in the jurisdiction (state and/or country) set forth immediately below such Purchaser’s name on the signature page hereto.

(u)             The Purchaser and its Advisors, if any, have had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in all documents received or reviewed in connection with the purchase of the Shares and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business of the Company deemed relevant by the Purchaser or its Advisors, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and its Advisors, if any.

(v)             Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company is true, complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering.  The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the securities contained in the Shares.

(w)            The Purchaser has significant prior investment experience, including investment in non-registered, high risk securities.  The Purchaser is knowledgeable about investment considerations in development-stage companies.  The Purchaser is able to bear all risks of holding the Shares purchased hereunder. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event that such a loss should occur.  The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Shares will not cause such commitment to become excessive.  The investment is a suitable one for the Purchaser.

(x)             The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or its Advisors, if any, consider material to its decision to make this investment.

(y)             Within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

(z)             THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(aa)           (For ERISA plans only)    The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(bb)           The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals(1) or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(cc)           To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations.  The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Purchaser’s identity to OFAC.  The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(dd)           To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure,(2) or any immediate family(3)

(1)           These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(2)           A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(3)           “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

member or close associate(4) of a senior foreign political figure, as such terms are defined in the footnotes below.

(ee)         If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

5.2          Of the Company.  The Company hereby represents, warrants and agrees to and with the Purchaser as follows:

(a)         the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to own, lease, use and operate its properties and to carry on its business as now being conducted and presently proposed to be conducted; the Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary; the Company has all necessary corporate power and authority to execute and deliver this Agreement, to issue the Shares and the securities included therein and to carry out the provisions of this Agreement; and, upon execution and delivery, this Agreement will constitute a valid and binding obligation of the Company enforceable in accordance with their respective terms, except as enforcement may be limited by insolvency and similar laws affecting the enforcement of creditors’ rights generally and the effect of rules of law governing equitable remedies;

(b)         no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of the Company’s affiliates is required for the execution of this Agreement or the performance of the Company’s obligations hereunder, including, without limitation, the sale of the Shares to the Purchaser;

(c)         neither the sale of the Shares nor the performance of the Company’s other obligations pursuant to this Subscription Agreement will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time or both, would constitute a default) under (i) the certificate of incorporation or bylaws of the Company, (ii) any decree, judgment, order or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of the Company’s properties or assets, (iii) any law, treaty, rule or regulation applicable to the Company or (iv) the terms of any bond, debenture, note or other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed or trust or other instrument to which the Company is a party or otherwise bound or to which any property of the Company is subject;

(4)           A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(d)         the Company has or, prior to the Closing, will have taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(e)         the Company has duly authorized the issuance of Shares and has reserved for issuance all Shares issuable pursuant to this Offering;

(f)          the Shares when issued and paid for in compliance with the provisions of this Agreement will be duly authorized and validly issued, fully paid and non-assessable, will not be subject to preemptive, anti-dilution, “poison-pill” or similar rights, will be free and clear of any security interest, lien, claim or other encumbrance, and, based in part upon the Purchaser’s representations and warranties contained in this Subscription Agreement, will be issued in compliance with applicable federal and state securities laws; provided, however, that any non-compliance with any such laws shall be deemed to not contravene the representation and warranty set forth in this Subsection 5.2(f) so long as such non-compliance (i) does not and, after the passage of time, will not adversely affect the characterization of such issuance as being duly authorized, valid, fully paid, non-assessable, not subject to preemptive, anti-dilution, “poison-pill” or similar rights, and free and clear of any security interest, lien, claim or other encumbrance, (ii) can be remedied by the Company, and (iii) is promptly remedied by the Company after the Company becomes so aware of it;

(g)         the sale of the Shares by the Company is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(h)         neither the Company nor any person acting on behalf of the Company has offered or sold any of the securities included in the Shares by any form of general solicitation or general advertising;

(i)          the Company has offered the securities included in the Shares for sale only to (i) Accredited Investors or (ii) persons who are not a “U.S. Person” within the meaning of Regulation S under the Securities Act (“Regulation S”), in each case who by reason of their business and financial experience have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the such securities;

(j)          to the extent corrected by a subsequent restatement, amendment or supplement, all reports, schedules, forms, statements and other documents actually filed by the Company under the Exchange Act for the two years preceding the date hereof (the “SEC Reports”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; and none of the SEC Reports, as of the time such SEC Reports were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k)         the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments;

(l)          since the date of the latest audited financial statements included within the SEC Reports, and except as otherwise set forth in the SEC Reports or supplemented by any SEC filings of the Company subsequent to the date hereof or in any Information Statement, (i) the Company has not incurred any material liabilities, direct or contingent, (ii) there has been no material adverse change in the properties, business, results of operations, or condition (financial or otherwise), affairs or prospects. of the Company and its subsidiaries, taken as a whole, and (iii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which, as of the date of this Subscription Agreement, are material to the Company; and

(m)          the Company has exercised reasonable care, in accordance with the rules and guidance of the SEC, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (such disqualifications, “Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

The Company has not made any representations or warranties to the Purchaser, and the Purchaser has not relied upon any representations or warranties of the Company, except as expressly set forth in this Section 5.2.

5.3          Representations and Warranties as of Closing.  Each of the representations and warranties of the parties hereto set forth in Sections 5.1 and 5.2, respectively, and made as of the date hereof shall be true and accurate as of the Closing applicable to the subscription made hereby as if made on and as of the date of such Closing.

6.             Indemnification.  The Purchaser agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, members, partners, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

7.             Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.  If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

8.             Modification.  This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

9.             Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered by facsimile transmission or by e-mail transmission, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9).  Any notice or other communication given by certified mail shall be deemed given at the time of receipt thereof.  The Purchaser agrees that notice may be served upon the Purchaser in accordance with the foregoing procedures.

10.          Assignability.  This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws.  Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

11.          Applicable Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts to be wholly-performed within said State, and without regard to the conflicts of laws principles thereof.

12.          Arbitration.  The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

(a)         Arbitration is final and binding on the parties.

(b)         The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(c)         Pre-arbitration discovery is generally more limited and different from court proceedings.

(d)         The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

(e)         The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(f)          Upon mutual agreement, all controversies which may arise between the parties concerning this Subscription Agreement shall be determined by arbitration pursuant to the rules then pertaining to the American Arbitration Association in the City of Los Angeles, California.  The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sec.1-16, and the judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.  Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Subscription Agreement.  The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.   The arbitration tribunal will consist of one arbitrator. The place of arbitration will be Los Angeles. The language to be used in the arbitral proceedings will be English. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

13.          Blue Sky Qualification.  The purchase of Shares under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Shares from applicable federal and state securities laws.  The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

14.          Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

15.          Confidentiality.  The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence, including the fact that the Company is considering the transactions contemplated by this Subscription Agreement. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties. The Purchaser further agrees not to trade in the Company’s securities on the basis of any such nonpublic information.

16.          Miscellaneous.

16.1        This Subscription Agreement constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.  The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

16.2        The covenants, agreements, representations and warranties of the Company and the Purchaser made, and the indemnification rights provided for, in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the securities included in the Shares, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Subscription Price.

16.3        Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

16.4        This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original (including signatures sent by facsimile transmission or by email transmission of a PDF scanned document), but all of which shall together constitute one and the same instrument.

16.5        Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

16.6        Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

16.7        The Purchaser understands and acknowledges that there may be multiple closings for this Offering.

[Signature Page Follows]

Emmaus Life Sciences, Inc.

SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of        Shares at a price of $       per Share (NOTE: to be completed by Purchaser) and executes the Subscription Agreement.

Date (NOTE: To be completed by Purchaser):

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)	Signature

Date	Address

Fax Number	Email Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity	Federal Taxpayer Identification Number

By:
Name:	State of Organization
Title:

Date	Address

Fax Number	Email Address

Accepted:

EMMAUS LIFE SCIENCES, INC.

By:
Authorized Officer

Emmaus Life Sciences, Inc.

INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial

I have a net worth in excess of $1 million, either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. For purposes of the foregoing net worth calculation, I have excluded the value of my/our primary residence, after deducting any indebtedness secured by such primary residence). (Total liabilities excludes any indebtedness that is secured by such primary residence up to such primary residence’s estimated fair market value (except that if the amount of such indebtedness outstanding at the date you purchase the securities included in the Shares exceeds the amount outstanding 60 days before such date other than as a result of the acquisition of such primary residence, the amount of such excess shall be included as a liability.

Initial

I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	I am a director or executive officer of Emmaus Life Sciences, Inc.

For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial

The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial

The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing in the Company.

Initial

The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.
Initial	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.
Initial	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.
Initial	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.
Initial

The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial

The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial

The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.